Exhibit 99.1




August 9, 2004



Dear Shareholder:

The second quarter of 2004 was an excellent growth quarter for your Corporation. Total assets at The National Bank of Indianapolis grew a robust $71 million over last year's second quarter - reaching $849 million at June 30, 2004.

Also in the second quarter of 2004, The National Bank of Indianapolis Corporation earned $1,522,000 or $0.64 per fully diluted share compared to $1,205,000 or $0.48 per share in the second quarter of 2003. For the first six months of this year, net income grew to $2,571,000 or $1.08 per share - a record for your Corporation. We are also pleased to report that book value per share at June 30 equaled $18.68.

Our second quarter performance was aided by the continued growth of our loan portfolio. Loans exceeded $616 million, for a growth of $50 million or 9% over last year. Despite this continuing growth, we believe that loan quality continues to remain excellent. During the first six months of 2004, the Bank had net charge-offs of $500,000 while our reserve for loan losses at June 30 was $8,130,000. In light of the quality of our loan portfolio, we believe that our reserve for loan losses is substantial.

Fee income was another important aspect of our second quarter results. For the first six months of 2004, the Bank generated fees in excess of $3,565,000 - although fee income decreased $586,000 from last year. As expected, residential mortgage volume slowed considerably from last year's torrid pace. Conversely, the Wealth Management Division provided increasing contributions to the growth of fee income. At June 30, assets under administration in our Wealth Management Division totaled $738 million - a new high. We see the potential for continued growth in assets under administration by our Wealth Management Division.

Our annual meeting was held on June 17, 2004. At the annual meeting, James M. Cornelius, G. Benjamin Lantz, Jr. and Michael S. Maurer were re-elected as Directors of the Corporation. We continue to enjoy the benefits of a very active Board of Directors.

The Stock Repurchase Program announced on June 6, 2003 is still underway. Since inception, over 116,300 shares have been repurchased at prices up to $33.00 per share. The Stock Repurchase Plan is valid until December 31, 2004, unless terminated earlier by the Board. The repurchase program may be suspended or discontinued at any time if management determines that additional purchases are not in the best interest of the Corporation or if the cost of the repurchase program reaches $7.6 million. Should you have an interest in offering any of your shares for sale to the Corporation under this repurchase program, please contact Morrie Maurer at 261-9600.

In summary, The National Bank of Indianapolis Corporation had a record first six months of 2004 in terms of net income per share. As always, we appreciate the numerous referrals of our shareholders and the dedication of our employees.

Sincerely,


/s/ Michael S. Maurer    /s/ Morris L. Maurer       /s/ Philip B. Roby

Michael S. Maurer        Morris L. Maurer           Philip B. Roby
Chairman                 President and              Executive Vice President and
                         Chief Executive Officer    Chief Operating Officer

:sch












                           FORWARD LOOKING STATEMENTS

Special note: Statements in this letter that relate to future results and events (including statements about future financial and operating performance) are based on the Corporation's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including general economic and business conditions; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate values and the real estate market; or regulatory changes. Additional discussion of these and other factors affecting the Corporation's business and prospects is contained in the Corporation's periodic filings with the Securities and Exchange Commission.


                         SECOND QUARTER 2004 HIGHLIGHTS
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
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                                        Selected Balance Sheet Information
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                                              June 30, 2004     June 30, 2003                        Dec. 31, 2003
(in thousands)                                   (unaudited)       (unaudited)                            (audited)
-------------------------------------------------------------------------------------------------------------------
Total Assets                                       $848,974          $777,524                             $812,599
Loans                                               616,405           566,670                              597,063
Reserve for Loan Losses                              (8,130)           (7,613)                              (8,030)
Investment Securities                               128,909            88,235                              121,689
Total Deposits                                      681,263           596,290                              637,537
Shareholders'  Equity                                43,786            43,790                               42,678
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                                        Selected Income Statement Information
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                                                  Three Months Ended                    Six Months Ended
                                                       June 30,                             June 30,
-------------------------------------------------------------------------------------------------------------------
(in thousands)                                         2004              2003               2004              2003
-------------------------------------------------------------------------------------------------------------------
Net Interest Income                                  $6,155            $5,627            $11,933           $11,208
Provision for Loan Losses                               300               300                600               600
Non-Interest Income                                   1,832             2,051              3,565             4,151
Non-Interest Expense                                  5,726             5,378             11,203            10,617
Pretax Income                                         1,961             2,000              3,696             4,143
Net Income                                            1,522             1,205              2,571             2,502
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                                          Selected Per Share Information
-------------------------------------------------------------------------------------------------------------------
                                                  Three Months Ended                    Six Months Ended
                                                       June 30,                             June 30,
-------------------------------------------------------------------------------------------------------------------
                                                       2004              2003               2004              2003
-------------------------------------------------------------------------------------------------------------------
Basic Earnings per share                              $0.66             $0.51              $1.12             $1.06
Diluted Earnings per share                            $0.64             $0.48              $1.08             $0.99
Book Value per Share                                 $18.63            $17.88             $18.63            $17.88
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

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